Exhibit 10.6

Globis Acquisition Corp

December 7, 2020

Globis SPAC LLC

805 3rd Ave., 15th Floor

New York, NY 10022

RE: Amendment No. 1 to Subscription Agreement for Founder Shares

Ladies and Gentlemen:

This Amendment No. 1 (this “Amendment”) is made to that certain Subscription Agreement (the “Subscription Agreement”), dated as of September 1, 2020 by and between Globis Acquisition Corp., a Delaware corporation (the “Company”), and Globis SPAC LLC (the “Subscriber”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Subscription Agreement.

Each of the Company and the Subscriber desires to amend the Subscription Agreement as set forth herein. In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree to the following:

1. Section 1 is amended by adding the following language to the end of Section 1:

Upon the effective date of the registration statement for the initial public offering of the Company, the Company is authorized to and shall deposit the Founder Shares into escrow pursuant to the Escrow Agreement to be entered between the Company and the Company’s transfer agent.

2. Section 3.1 is amended and restated as follows:

3.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (and, if applicable, any transferee of Shares) shall automatically forfeit at the time such Over-allotment Option expires (or earlier if the underwriters of the IPO waive their ability to exercise such Over-allotment Option) any and all rights to such number of Founder Shares (up to an aggregate of 375,000 Founder Shares and pro rata based upon the percentage of the Over-allotment Option exercised) determined by multiplying (a) 375,000 by (b) a fraction, (i) the numerator of which is 1,500,000 minus the number of shares of Common Stock included in the Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,500,000.

3. Except as specifically amended herein, the Subscription Agreement shall continue in full force and effect in accordance with its original terms.

4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy or by e-mail transmission of an Adobe portable document file (also known as a “PDF” file) shall be effective as originals. This Amendment shall be governed by the internal laws of the State of New York.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Amendment and return it to us.

Very truly yours,

GLOBIS ACQUISITION CORP.

/s/ Paul Packer
Paul Packer
Chief Executive Officer, Chief Financial
Officer and Secretary

Accepted and agreed this 7th day of December, 2020.

GLOBIS SPAC LLC

/s/ Paul Packer
Name:	Paul Packer
Title:	Manager

Signature Page to Subscription Agreement for Founder Shares